UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2006
WPT Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Wilshire Blvd., Suite 350,
Los Angeles, California		90036

(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code:		323-330-9900

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 31, 2006, WPT Enterprises, Inc. (the “Company”), along with a group of other investors, entered into a Subscription and Shareholders’ Agreement (the “Agreement”) relating to 3G Scene Limited, a company organized under the laws of England and Wales (“3G Scene”). Pursuant to the Agreement, the Company purchased an approximate 10% equity interest in 3G Scene for a purchase price of approximately $2.9 million. 3G Scene designs and operates software and products which enable 3G Scene or its licensees to offer gaming services to customers via mobile devices.
     The Agreement contains standard terms and conditions for an investment of its type, including restrictions on the transfer of shares, limitations on certain corporate actions by 3G Scene without shareholder approval, indemnification obligations of 3G Scene to investors in connection with breaches of 3G Scene’s representations and warranties and registration rights to investors executing the Agreement. Additionally, in the event the Company’s investment in 3G Scene or the licensing of its brand to 3G Scene could jeopardize the Company’s or Lakes Entertainment, Inc.’s gaming or other regulatory rights or permits, the Agreement grants to the Company a right to request that 3G Scene repurchase the shares of 3G Scene held by it, or, if 3G Scene elects not to repurchase the shares, to permit the Company to sell its shares of 3G Scene, subject to certain conditions, to a third party.
Item 2.02 Results of Operations and Financial Condition.
     On August 2, 2006, the Company issued a press release discussing second quarter 2006 results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference. The press release contains forward-looking statements regarding the Company.
     The information in this Item 2.02, including the information set forth in the Company’s press release filed as Exhibit 99.1 to and incorporated in this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 furnished pursuant to this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Exhibits.
     99.1 Press Release issued August 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.
August 2, 2006	By:	W. Todd Steele
		Name:	W. Todd Steele
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued August 2, 2006